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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                 AMENDMENT NO. 1
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               EPRISE CORPORATION
            --------------------------------------------------------
            (Exact name of registration as specified in its charter)


                   DELAWARE                                      04-3179480
    ----------------------------------------                -------------------
    (State of Incorporation of organization)                (I.R.S. Employer
                                                            Identification No.)


      1671 WORCESTER ROAD, FRAMINGHAM, MA                       01701
    ----------------------------------------                  ----------
    (Address of principal executive offices)                  (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [X]

     Securities to be registered pursuant to Section 12(b) of the Act:

     TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
     -------------------                    ------------------------------


            NONE
     -------------------                    ------------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:

              COMMON STOCK, PAR VALUE $0.001
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                   The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $0.001 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-94777) ("Registration Statement on form S-1"), is incorporated herein by reference.

         Item 2.   EXHIBITS

                   The following exhibits are filed herewith (or incorporated by reference as indicated below):

      3.2 Fifth Amended and Restated Certificate of Incorporation of Eprise, filed with the Secretary of State of Delaware on March 21, 2000 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended).

      3.3 Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Eprise, filed with the Secretary of State of Delaware on March 21, 2000 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, as amended)

      3.4 Form of Amended and Restated Certificate of Incorporation of Eprise, to be filed with the Secretary of State of Delaware and effective upon the closing of the offering (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1, as amended)

      3.5 Corporate By-Laws of Inner Circle Technologies, Inc., as currently in effect (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1, as amended)

      3.6 Form of Amended and Restated By-Laws of Eprise, to take effect as of the effective date of the Registration Statement (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1, as amended).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            EPRISE CORPORATION


                                            By:  /s/ Milton A. Alpern
                                                 --------------------
                                                 Milton A. Alpern
                                                 Vice President, Finance


                                            Dated:  03/23/00
















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                                  EXHIBIT INDEX

      3.2 Fifth Amended and Restated Certificate of Incorporation of Eprise, filed with the Secretary of State of Delaware on March 21, 2000 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended).

      3.3 Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Eprise, filed with the Secretary of State of Delaware on March 21, 2000 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, as amended)

      3.4 Form of Amended and Restated Certificate of Incorporation of Eprise, to be filed with the Secretary of State of Delaware and effective upon the closing of the offering (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1, as amended)

      3.5 Corporate By-Laws of Inner Circle Technologies, Inc., as currently in effect (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1, as amended)

      3.6 Form of Amended and Restated By-Laws of Eprise, to take effect as of the effective date of the Registration Statement (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form S-1, as amended).